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EXHIBIT F



                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Conectiv
Wilmington, Delaware

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, changes of common stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Conectiv and subsidiary companies as of December 31, 2000 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. Such consolidated financial statements are included in the consolidated financial statements listed in Item 10 of this Form U5S. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplementary consolidating information and the financial statement exhibits of the individual companies listed in Item 10 of this Form U5S are presented for purposes of additional analysis rather than to present the financial position, results of operations, and cash flows of the individual companies, and are not a required part of the consolidated financial statements. The supplementary consolidating information and the financial statement exhibits have been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the consolidated financial statements taken as a whole.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 12, 2001